Exhibit 99.1

Menlo Therapeutics Receives FDA Approval of ZILXI™ (minocycline) topical foam, 1.5%, the First Topical Minocycline Treatment for Rosacea

ZILXI™ Now Approved for Inflammatory Lesions of Rosacea in Adults

BRIDGEWATER, N.J., May 29, 2020 – Menlo Therapeutics Inc. (Nasdaq: MNLO) (“Menlo” or the “Company”), a specialty pharmaceutical company focused on developing and commercializing proprietary therapies to address unmet needs in dermatology, today announced that the U.S. Food and Drug Administration (FDA) has approved ZILXI™ (minocycline) topical foam, 1.5%, for the treatment of inflammatory lesions of rosacea in adults. ZILXI, developed as FMX103 by Menlo’s wholly-owned subsidiary Foamix Pharmaceuticals Ltd. (“Foamix”), is the first minocycline product of any kind to be approved by the FDA for use in rosacea.

“This approval is welcome news for clinicians and patients who seek novel options for this difficult to treat skin disorder,” said David Domzalski, Chief Executive Officer of Menlo. “ZILXI is a potential turning point in rosacea treatment, providing millions of people with a new treatment option that is well-tolerated and effective.”

Rosacea is a diverse skin condition that most commonly presents with symptoms such as deep facial redness, spider veins (telangiectasia) and acne-like inflammatory lesions (papules and pustules).

Minocycline is one of several broad-spectrum antibiotics known as tetracyclines with anti-inflammatory properties; their use in some patients is limited due to systemic side effects when taken orally. In ZILXI, Menlo has once more leveraged its proprietary Molecule Stabilizing Technology (MST™) platform to effectively deliver minocycline in a foam-based vehicle.

“This is the only product containing minocycline approved by the FDA for rosacea,” said Iain Stuart, PhD, Chief Scientific Officer of Menlo. “The availability of a novel topical formulation of this molecule underscores our efforts to provide innovative treatment options for patients who suffer from difficult to treat skin conditions.”

The FDA approval of ZILXI is primarily supported by data from two clinical trials in 1,522 patients 18 years of age and older. In each 12-week multicenter, randomized, double-blind, vehicle-controlled trial, subjects with inflammatory lesions of rosacea were treated once daily with ZILXI or vehicle. No other topical or systemic medication affecting the course of inflammatory lesions of rosacea was permitted for use during these trials. The co-primary efficacy endpoints were (a) the absolute change from baseline in inflammatory lesion counts at Week 12 and (b) the proportion of subjects with treatment success at Week 12 defined as an IGA score of 0 (“clear”) or 1 (“almost clear”), and at least a two-grade improvement (decrease) from baseline at Week 12. ZILXI met both co-primary endpoints in each clinical trial, demonstrating statistically significant improvements in inflammatory lesion count and Investigator Global Assessment (IGA) treatment success. No treatment-related serious adverse events were reported. The most common adverse reaction reported by ≥1% of subjects treated with ZILXI and more frequently than in subjects treated with vehicle was diarrhea (1% vs. 0%), respectively.

Menlo anticipates having ZILXI available for prescribing by 4th quarter of this year.

About ZILXI™

INDICATIONS AND USAGE

ZILXI™ (minocycline) topical foam, 1.5% is a topical form of the antibiotic minocycline for the treatment of adults with pimples and bumps caused by a condition called rosacea. ZILXI is available by prescription only.

ZILXI should not be used for the treatment of infections. It is not known if ZILXI is safe and effective in children. ZILXI is for use on skin only (topical use). ZILXI is not for use in the mouth, eyes or vagina.

Important Safety Information

•	ZILXI should not be used in people who are allergic to ZILXI or any tetracycline medicine. Use of ZILXI should be stopped right away if a rash or other allergic symptom occurs.
•	ZILXI should not be used in women who are pregnant, may become pregnant or are nursing. If a woman becomes pregnant while using ZILXI, she should talk to her doctor. Tetracycline medicine when taken by mouth during pregnancy, infancy and/or childhood up to the age of 8 years may permanently discolor teeth (yellow-gray-brown) and may slow the growth of bones.
•	ZILXI is flammable and fire, flame, and smoking must be avoided when applying and right after applying ZILXI.
•	People should protect their skin from the sun while using ZILXI and avoid sunlight or artificial sunlight such as sunlamps or tanning beds. Use of ZILXI should be stopped if skin is sunburned.

•	When taken by mouth, minocycline may cause feelings of lightheadedness, dizziness or spinning. People should not drive or operate dangerous machinery if they have these symptoms.

ZILXI is a topical foam that contains minocycline, a tetracycline medicine. It is not taken by mouth. However, tetracyclines, when taken by mouth (capsules or tablets), may cause serious side effects, including: diarrhea, including watery or bloody stools; loss of appetite; tiredness; yellowing of the skin or eyes; bleeding more easily than normal; confusion; sleepiness; vision changes, including blurred vision, double vision, or permanent vision loss; unusual headaches; fever; rash; joint pain; body weakness; discoloration or darkening of the skin, scars, teeth, or gums. People should call their doctor right away if these side effects occur.

The most common side effect of ZILXI is diarrhea.

These are not all of the possible side effects with ZILXI. People should contact their doctor for medical advice about side effects and be sure to tell their doctor about all of their medical conditions and medicines they take before using ZILXI.

People are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Please see full Prescribing Information.

About Rosacea

Rosacea is a diverse skin condition that most commonly presents with symptoms such as deep facial redness, spider veins (telangiectasia) and acne-like inflammatory lesions (papules and pustules). It can create psychosocial burdens, such as embarrassment, anxiety and low self-esteem that can adversely affect quality of life2. Rosacea is most frequently seen in adults between 30 and 50 years of age. It affects more than 16 million people in the United States; up to 28% of these sufferers have rosacea with inflammatory lesions3.

About Menlo Therapeutics

Menlo Therapeutics Inc. recently combined with Foamix Pharmaceuticals Ltd. (“Foamix”) to form a specialty pharmaceutical company working to solve some of today’s most difficult therapeutic challenges in dermatology and beyond. Foamix is now a wholly-owned subsidiary of Menlo.

With expertise in topical medicine innovation as a springboard, the Company is working to develop and commercialize a variety of solutions using its proprietary Molecule Stabilizing Technology (MST™), and has received FDA approval for the world’s first topical minocycline, AMZEEQ™ (minocycline) topical foam, 4%, and now ZILXI™ (minocycline) topical foam, 1.5%

For more information about Menlo or its investigational products, visit www.menlotherapeutics.com. Menlo may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Menlo’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expectations with respect to the anticipated launch of ZILXI, Menlo’s other products and product candidates and other statements regarding the future expectations, plans and prospects of Menlo. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on Menlo’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to any adverse effects on our business related to the global COVID-19 pandemic,; adverse events associated with the commercialization of ZILXI; the outcome of pricing, coverage and reimbursement negotiations with third party payors for ZILXI or any other products or product candidates that Menlo may commercialize in the future; whether, and to what extent, third party payors impose additional requirements before approving ZILXI prescription reimbursement; the eligible patient base and commercial potential of ZILXI or any of Menlo’s other product or product candidates; risks that Menlo’s intellectual property rights, such as patents, may fail to provide adequate protection, may be challenged and one or more claims may be revoked or interpreted narrowly or will not be infringed; risks that any of Menlo’s patents may be held to be narrowed, invalid or unenforceable or one or more of Menlo’s patent applications may not be granted and potential competitors may also seek to design around Menlo’s granted patents or patent applications; additional competition in the rosacea and dermatology markets; inability to raise additional capital on favorable terms or at all; Menlo’s ability to recruit and retain key employees; and Menlo’s ability to stay in compliance with applicable laws, rules and regulations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Menlo’s actual results to differ from those contained in the forward-looking statements, see the sections titled “Risk Factors” in (i) Menlo’s most recent annual report on Form 10-K, (ii) Foamix’s most recent annual report on Form 10-K and (iii) Menlo’s definitive joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission under Rule 424(b)(3) on January 7, 2020, as well as discussions of potential risks, uncertainties, and other important factors in Menlo’s subsequent filings with the U.S. Securities and Exchange Commission. Although Menlo believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and Menlo undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

Notes:

1.	Aimee Two, MD, et al, JAAD, Volume 72, Issue 5, May 2015
2.	Aksoy, B., Altaykan-Hapa, A., Egemen, D., Karagöz, F. and Atakan, N. (2010), The impact of rosacea on quality of life: effects of demographic and clinical characteristics and various treatment modalities. British Journal of Dermatology, 163: 719-725.
3.	Gether et al. Incidence and prevalence of rosacea: a systematic review and meta-analysis. British Journal of Dermatology 25 Feb 2018.179: 282-289.

Media Relations:

Bridgette Potratz

Zeno Group

312-358-2950

Bridgette.Potratz@Zenogroup.com

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

646-889-1200

jallaire@lifesciadvisors.com

COM-FMX103-US-200004

© 2020 Menlo Therapeutics Inc. All rights reserved.

05-2020